Exhibit 10.3
SECOND AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT
     THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Second Amendment”) is made as of this 30th day of December, 2005, by and between OLD LINE BANK, a Maryland-chartered commercial bank (the “Bank” or “Employer”) and CHRISTINE RUSH (the “Employee”). This Second Amendment amends in certain respects that certain Executive Employment Agreement dated March 31, 2003, between the Bank and Employee, as amended by that certain First Amendment to Executive Employment Agreement dated December 31, 2004 (collectively the “Original Agreement”).
1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.
2. Amendments. The Original Agreement is hereby amended by deleting the first sentence of Section 3(A) in its entirety and replacing said sentence with the following:
     “The Employee’s salary under this Agreement shall be $135,500 per annum, payable on a bi-weekly basis.”
All of the provisions of the Original Agreement are incorporated herein by reference and shall remain and continue in full force and effect as amended by this Second Amendment.
3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment, under seal, as of the day and year first hereinabove written.

WITNESS/ATTEST:	OLD LINE BANK

/s/ James W. Cornelsen	By:	/s/ Charles A. Bongar, Jr.	(SEAL)

Name: Charles A. Bongar, Jr.
Title: Chairman of Compensation Committee
WITNESS:

/s/ James W. Cornelsen	/s/ Christine Rush		(SEAL)

CHRISTINE RUSH

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